Exhibit 99.1

                                                                                                News Release

Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949

Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717

Harold Shapiro Elected Board Chair of DeVry Inc.
DeVry Provides Annual Stockholders’ Meeting Results

OAKBROOK TERRACE, Ill. – November 13, 2008 – DeVry Inc. (NYSE:DV), a global provider of education services, announced today at its annual meeting of stockholders that Harold T. Shapiro, Ph.D., a director since 2001, was elected as Board Chair. Shapiro succeeds Dennis J. Keller, who had previously announced his retirement.

"I am honored to take over as Board Chair from a man who has created such an amazing legacy here at DeVry," said Harold Shapiro, Board Chair of DeVry Inc.  “I look forward to working with senior management as we help meet society’s need for career-oriented education in healthcare, business and technology fields.”

“In my 35 years as Board Chair, I have seen DeVry expand from a tiny handful of business students to an international education system preparing over 100,000 students annually for rewarding careers in a wide spectrum of high-demand sectors of the economy,” said Dennis Keller, Co-Founder and Director Emeritus of DeVry Inc. “Harold’s background as the former president of Princeton University and of the University of Michigan will continue to provide the Board and senior management with tremendous perspective.  As a shareholder in this organization, I cannot think of a person better suited than Harold to help shape the future of DeVry.”

Lisa W. Pickrum was elected as a new Class II director to serve until 2011. David S. Brown and Fernando Ruiz were re-elected as Class II directors through 2011.  Along with Dennis Keller, Frederick A. Krehbiel retired from the Board, rather than seeking re-election.  In addition, the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company was ratified.

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DeVry Inc. Announces Stockholder Meeting Results

About DeVry Inc.

DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing, U.S. Education and Becker Professional Review.  DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management.  Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing.  U.S. Education's programs, offered through Apollo College and Western Career College, prepare students for careers in healthcare through certificate and associate degree programs.  Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import.  Actual results may differ materially from those projected or implied by these forward-looking statements.  Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2008 and filed with the Securities and Exchange Commission on August 27, 2008.

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